UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report: February 10, 2021

(Date of earliest event reported)

DIGITAL UTILITIES VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware		86-0515411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IR.S. Employer Identification No.)

71 Commerce St.
Boston, MA 02109
(Address of principal executive offices)

(617) 588-0068
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

Information Release Update

BOSTON, MA / February 10, 2021 / Digital Utilities Ventures, Inc. (OTC PINK: DUTV)

In an endeavor to become current immediately, Digital Utilities Ventures, Inc will be utilizing alternative filings. These filings will provide investors with key information along with timely notification of significant changes of the company. Then subsequently we will file a registration statement with the Securities and Exchange Commission which could take between two to four months to go effective.

Contact Info:

Noemi Gil Espinel, CEO / President

https://www.duventures.com
Phone: 617-588-0068
Email: info@duventures.com

Forward-Looking Statements

This press release includes statements that may constitute ''forward-looking'' statements, usually containing the words ''believe,'' ''estimate,'' ''project,'' ''expect'' or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

SOURCE: Digital Utilities Ventures, Inc.

The above news release has been provided by the above company via the OTC Disclosure and News Service. Issuers of news releases and not OTC Markets Group Inc. are solely responsible for the accuracy of such news releases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 10, 2021	Digital Utilities ventures, Inc.
(Registrant)

By: /s/Noemi Gil Espinel
Noemi Gil Espinel. CEO

.